        Exhibit 99

   Form 3 Joint Filer Information

Name:    De Novo Management, L.L.C.

Address:   1550 El Camino Real, Suite 150
    Menlo Park, CA 94025

Designated Filer:   De Novo Ventures I, L.P.

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   10/27/04

Signature:   By: /s/ Kenneth Pereira, Chief Financial Officer